UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition.

On November 10, 2014, Demand Media, Inc. (the “Company”) issued a press release announcing financial results for its fiscal quarter ended September 30, 2014.  The full text of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The Company makes reference to certain non-GAAP financial measures in the press release, and will make reference to these same measures in its related earnings conference call.  A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the attached press release.

Item 5.02Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2014, Mel Tang notified the Company’s board of directors that he will be resigning as Chief Financial Officer of the Company, effective December 31, 2014, in order to pursue other opportunities. In connection with his resignation, Mr. Tang entered into a Consulting Agreement with the Company dated as of November 10, 2014 (the “Consulting Agreement”) for a term commencing on December 31, 2014 and ending on March 31, 2015, unless earlier terminated. Under the Consulting Agreement, in exchange for the consulting services that he will provide to the Company, Mr. Tang will receive a monthly consulting fee of $10,000 and will remain eligible to participate in the Company’s executive medical reimbursement plan. In addition, subject to Mr. Tang’s execution and non-revocation of a general release of claims against the Company, Mr. Tang will also (i) remain eligible to receive an annual bonus payable in respect of his 2014 services, payable on the earlier of (x) the date on which 2014 annual bonuses are paid generally to the Company’s senior executives or (y) within three (3) business days of termination of the Consulting Agreement by the Company, (ii) receive Company-subsidized COBRA coverage for himself and his eligible dependents until the earlier of the end of the term of the Consulting Agreement or the date Mr. Tang becomes eligible for coverage by another employer, and (iii) be entitled to continued vesting of his Company and Rightside Group, Ltd. restricted stock unit awards during the term of the Consulting Agreement. Mr. Tang can terminate the Consulting Agreement at any time and the Company can terminate the Consulting Agreement for cause prior to February 16, 2015 and for any reason on or after February 16, 2015.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Consulting Agreement by and among the Company and Mel Tang, dated November 10, 2014.

99.1	Press Release dated November 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2014	DEMAND MEDIA, INC.

	By:	/s/ Sean Moriarty
Sean Moriarty
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Consulting Agreement by and among the Company and Mel Tang, dated November 10, 2014

99.1	Press Release dated November 10, 2014.

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